Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of The Goldman Sachs Group, Inc. (the “Corporation”), whose signature appears below, hereby constitutes and appoints David Solomon, John E. Waldron, Denis P. Coleman III, Kathryn H. Ruemmler, Carey Halio and Sheara J. Fredman, and each of them (so long as each such individual is an employee of the Corporation or an affiliate of the Corporation), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, in each of the undersigned’s capacity or capacities as shown below, a shelf registration statement on Form S-3 to which this power of attorney is filed as an exhibit (the “Registration Statement”) registering certain securities of the Corporation and of its affiliates and special purpose entities and guarantees by the Corporation of certain securities of affiliates of the Corporation and special purpose entities, which may be offered and sold from time to time, or may be reoffered or resold in market making transactions by affiliates of the Corporation, and any and all amendments (including pre-effective and post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors of the Corporation has executed this Power of Attorney as of January 27, 2025.

Title	Signature

Director, Chairman and Chief Executive Officer (Principal Executive Officer)	/s/ David Solomon David Solomon

Director	/s/ M. Michele Burns M. Michele Burns

Director	/s/ Mark A. Flaherty Mark A. Flaherty

Director	/s/ Kimberley D. Harris Kimberley D. Harris

Director	/s/ John B. Hess John B. Hess

Director	/s/ Kevin R. Johnson Kevin R. Johnson

Director	/s/ Ellen J. Kullman Ellen J. Kullman

Director	/s/ Lakshmi N. Mittal Lakshmi N. Mittal

Director	/s/ Thomas K. Montag Thomas K. Montag

Director	/s/ Peter Oppenheimer Peter Oppenheimer

Director	/s/ Jan E. Tighe Jan E. Tighe

Director	/s/ David A. Viniar David A. Viniar

Chief Accounting Officer (Principal Accounting Officer)	/s/ Sheara J. Fredman Sheara J. Fredman

Chief Financial Officer (Principal Financial Officer)	/s/ Denis P. Coleman III Denis P. Coleman III